Exhibit 99.1

CORNERSTONE COMMUNITY BANCORP AND PLUMAS BANCORP REPORT SHAREHOLDER APPROVAL OF MERGER

Reno, Nevada, June X, 2025 - Cornerstone Community Bancorp (“Cornerstone”) and Plumas Bancorp (“Plumas”) announced today that Cornerstone’s shareholders approved the principal terms of the Agreement and Plan of Merger and Reorganization providing for the merger of Cornerstone with and into Plumas (the “Merger”) and the conversion of each outstanding share of Cornerstone common stock into the right to receive cash and stock of Plumas.

The completion of the Merger is subject to the satisfaction or waiver of the conditions set forth in the merger agreement. Plumas has received the bank regulatory approvals necessary to complete the Merger. The approval of Plumas shareholders is not required to complete the Merger.

Cornerstone and Plumas expect that the Merger will be completed in early July 2025.

"Our merger with Cornerstone is a pivotal milestone in our company’s evolution," said Andrew J. Ryback, President and Chief Executive Officer of Plumas Bancorp. "Both institutions share a strong connection to the people and businesses that make Northern California thrive. By integrating Cornerstone Community Bank’s deep local expertise with Plumas Bank’s advanced technology and small business solutions, we are enhancing the services available to our communities. This partnership will create lasting value for our shareholders, clients, employees, and the broader region for years to come."

"We are thrilled to unite with Plumas, combining our strengths to continue delivering exceptional products, services, and support to our customers, employees, and stakeholders," said Matthew B. Moseley, President and Chief Executive Officer of Cornerstone, who will remain with Plumas following the acquisition. "Access to Plumas' extensive network of offices and diverse product offerings enables us to broaden our reach beyond the Shasta and Tehama communities we have proudly served for nearly two decades. Our two organizations share a deep connection to the communities we serve, and this partnership allows us to leverage our collective experience to maintain the high standards of service our customers have come to rely on."

The combined company is expected to have approximately $2.3 billion in total assets and 19 full-service banking branches in 11 counties in Northern California and Nevada.

Contact:

Investor Relations

Plumas Bancorp

5525 Kietzke Lane Ste. 100

Reno, NV 89511

775.786.0907 x8908

investorrelations@plumasbank.com

Investor Relations

Cornerstone Community Bancorp

192 Hartnell Avenue

Redding, CA 96002

530.222.1460

mmoseley@bankcornerstone.com

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” regarding Plumas, Cornerstone, the combined company and the Merger that are subject to the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to plans, expectations, projections, and statements about the benefits of the Merger, the timing of completion of the Merger, and other statements that are not historical facts. Forward-looking statements involve risks and uncertainties that are difficult to predict. Factors that could cause or contribute to results differing from those in or implied in the forward-looking statements include but are not limited to the occurrence of any event, change or other circumstances that could give rise to the right of Plumas or Cornerstone to terminate the merger agreement; the risk that the cash consideration to be paid to Cornerstone shareholders may be reduced in accordance with the terms of the merger agreement; the failure of Plumas or Cornerstone to satisfy any of the conditions to the Merger on a timely basis or at all; the ability to complete the Merger and integration of Plumas and Cornerstone successfully; costs being greater than anticipated; cost savings being less than anticipated; changes in economic conditions; the risk that the Merger disrupts the business of the Plumas, Cornerstone or both; difficulties in retaining senior management, employees or customers; and other factors that may affect the future results of Plumas, Cornerstone or the combined company. Further information regarding risk factors is contained in Plumas’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2024 and its registration statement on Form S-4 with respect to Merger, copies of which are available on the SEC’s website at www.sec.gov and the investor relations section of Plumas’s website at www.plumasbank.com. Forward-looking statements made in this release speak only as of the date of this release. Neither Plumas nor Cornerstone undertake any obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.